UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No.1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): August 3, 2022 (May 26, 2022)

Proterra Inc
(Exact name of registrant as specified in its charter)

Delaware	001-39546	98-1551379
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1815 Rollins Road
Burlingame, California 94010
(Address of registrant’s principal executive offices, and zip code)
(864) 438-0000
(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	PTRA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

Proterra Inc (the “Company”) is filing this Current Report on Form 8-K/A (this “Amendment”) to amend the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 2, 2022 (the “Original 8-K”). The Original 8-K reported the final voting results of the Company’s 2022 Annual Meeting of Stockholders held on May 26, 2022 (the “2022 Annual Meeting”). This Amendment is being filed to disclose the Company’s decision as to how frequently it will conduct future stockholder advisory votes on named executive officer compensation (“say on pay”). No other changes have been made to the Original 8-K.

Item 5.07 Submission of Matters to a Vote of Security Holders.

As disclosed in the Original 8-K, the Company’s stockholders voted at the 2022 Annual Meeting meeting, on an advisory basis, to hold an advisory say on pay vote, on the compensation of our named executive officers every year. Based on these results, and consistent with its recommendation to stockholders, the Board has determined that the Company will hold a say on pay vote every year unless changed as a result of a subsequent vote on the frequency of future say on pay votes or until the Board of Directors of the Company determines that it is in the best interests of the Company to hold such vote with a different frequency. The Company expects to hold its next vote on the frequency of future say on pay votes no later than its 2028 Annual Meeting of Stockholders.

SIGNATURES

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 3, 2022

PROTERRA INC

By:	/s/ Gareth T. Joyce
Name:	Gareth T. Joyce
Title:	President and Chief Executive Officer